BLUELINX Q1 2022 Results MAY 4, 2022

1 This presentation contains forward-looking statements. Forward-looking statements include, without limitation, any statement that predicts, forecasts, indicates or implies future results, performance, liquidity levels or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” “will be,” “will likely continue,” “will likely result” or words or phrases of similar meaning. The forward-looking statements in this press release include statements about our multi-year capital allocation plans; confidence in the company’s long-term growth strategy; the demand outlook for construction materials and expectations regarding new home construction, repair and remodel activity and continued investment in existing and new homes; our positioning for long-term value creation; our efforts and ability to generate profitable growth; our efforts and ability to maintain a disciplined capital structure and capital allocation strategy; our ability to maintain a strong balance sheet and generate cash; our ability to improve operating execution; our ability to invest in organic growth initiatives; our ability to evaluate strategic acquisitions; constraints, volatility or disruptions in the capital markets or other factors affecting the amount and timing of share repurchases; our ability to successfully execute the ASR; the number of shares that will be delivered to the Company under the ASR; whether or not the Company will continue, and the timing of, any open market repurchases. Forward-looking statements in this press release are based on estimates and assumptions made by our management that, although believed by us to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties that may cause our business, strategy, or actual results to differ materially from the forward-looking statements. These risks and uncertainties include those discussed in greater detail in our filings with the Securities and Exchange Commission. We operate in a changing environment in which new risks can emerge from time to time. It is not possible for management to predict all of these risks, nor can it assess the extent to which any factor, or a combination of factors, may cause our business, strategy, or actual results to differ materially from those contained in forward-looking statements. Factors that may cause these differences include, among other things: pricing and product cost variability; volumes of product sold; competition; changes in the supply and/or demand for products that we distribute; the cyclical nature of the industry in which we operate; housing market conditions; consolidation among competitors, suppliers, and customers; disintermediation risk; loss of products or key suppliers and manufacturers; our dependence on international suppliers and manufacturers for certain products; potential acquisitions and the integration and completion of such acquisitions; business disruptions; effective inventory management relative to our sales volume or the prices of the products we produce; information technology security risks and business interruption risks; the ability to attract, train, and retain highly qualified associates and other key personnel while controlling related labor costs; exposure to product liability and other claims and legal proceedings related to our business and the products we distribute; natural disasters, catastrophes, fire, or other unexpected events; successful implementation of our strategy; wage increases or work stoppages by our union employees; costs imposed by federal, state, local, and other regulations; compliance costs associated with federal, state, and local environmental protection laws; the COVID-19 pandemic and other contagious illness outbreaks and their potential effects on our industry; regulations concerning mandatory COVID-19 vaccines; fluctuations in our operating results; our level of indebtedness and our ability to incur additional debt to fund future needs; the covenants of the instruments governing our indebtedness limiting the discretion of our management in operating the business; variable interest rate risk under certain indebtedness; the fact that we have consummated certain sale leaseback transactions with resulting long-term non-cancelable leases, many of which are or will be finance leases; the fact that we lease many of our distribution centers, and we would still be obligated under these leases even if we close a leased distribution center; inability to raise funds necessary to finance a required repurchase of our senior secured notes; inability to successfully execute the ASR; a lowering or withdrawal of debt ratings; changes in our product mix; increases in petroleum prices; shareholder activism; changes in insurance-related deductible/retention reserves based on actual loss experience; the possibility that the value of our deferred tax assets could become impaired; changes in our expected annual effective tax rate could be volatile; changes in actuarial assumptions for our pension plan; the costs and liabilities related to our participation in multi-employer pension plans could increase; the risk that our cash flows and capital resources may be insufficient to service our existing or future indebtedness; the possibility that we could be the subject of securities class action litigation due to stock price volatility; activities of activist shareholders; indebtedness terms that limit our ability to pay dividends on common stock; and changes in, or interpretation of, accounting principles. Given these risks and uncertainties, we caution you not to place undue reliance on forward-looking statements. We expressly disclaim any obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law. Non-GAAP Financial Measures. BlueLinx reports its financial results in accordance with GAAP. The Company also believes that presentation of certain non-GAAP measures may be useful to investors and may provide a more complete understanding of the factors and trends affecting the business than using reported GAAP results alone. Any non-GAAP measures used herein are reconciled to their most directly comparable GAAP measures herein or in the financial tables accompanying this news release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Immaterial Rounding Differences. Immaterial rounding adjustments and differences may exist between slides, press releases, and previously issued presentations. This presentation and the associated remarks made during this conference call are integrally related and are intended to be presented and understood together. Safe Harbor Statement

Opening Remarks Dwight Gibson, President and CEO MAY 4, 2022

record profitability in Q1; announced $100m share repurchase program including $60m accelerated share repurchase agreement Executive Summary 3 Strong start to 2022  Record profitability in Q1 2022  Solid April – volumes steady to Q1 Six consecutive quarters of elevated performance  Average yoy net sales growth of 39% (Q4 2020-Q1 2022)  Average adj. EBITDA margin of 10.5% Building talented team to drive growth and improvement  Increasing mix of higher margin specialty products  Disciplined purchasing and pricing decisions  Rigorous commodity inventory management U.S. Housing Industry fundamentals are healthy  Demand fundamentals remain strong  Closely monitoring impact of rising mortgage rates/inflation Financial position remains strong  Net leverage at 0.9x  Available liquidity of $421m at end of Q1 2022 Demonstrating disciplined capital allocation  Compelling valuation to repurchase BXC shares  $100m share repurchase authorization…  …includes $60m accelerated share repurchase plan Note: All comparisons versus the prior-year period unless otherwise noted; see Appendix for reconciliations for all non-GAAP figures compelling opportunity at attractive valuation Share Repurchase Program 4  Attractive valuation  Elevated and improving performance  Confidence in business strategy  Strong financial position and ample liquidity  Healthy, long-term market fundamentals Rationale We believe this is a compelling opportunity to repurchase a meaningful amount of BlueLinx’s outstanding shares in an accelerated time frame  Increased share repurchase authorization to $100m (up from $25m)  $6m completed in Q1 2022  Includes $60m accelerated share repurchase agreement Share Repurchase Details achieved record profitability in Q1 2022; 63% of gross profit from specialty product sales Q1 2022 Highlights 5 Note: All comparisons versus the prior-year period unless otherwise noted; see Appendix for reconciliations for all non-GAAP figures  Net sales grew 27% to $1.3b:  Specialty product net sales up 36%  Structural product net sales up 16%  Gross profit of $291m, or 22.3% of net sales  Diluted EPS of $13.19, up 110%  Record quarterly adjusted EBITDA and EBITDA margin:  Adj. EBITDA of $202m, up $96m, or 90%  Adj. EBITDA margin of 15.5%, up 510 points Record Q1 2022 Profitability Specialty Products 63% Structural Products 37% Gross Profit by Product Category $291m

Operating Improvements:  Disciplined purchasing decisions  Value-based pricing  Rigorous management of commodity inventory  Balanced scorecards with clear KPIs/accountability …driving better execution and performance Operating Improvements and Strategic Focus… 6 Narrowed Strategic Focus:  Increasing high margin, specialty product mix  Driving growth in private label products  Expanding value added services capabilities A Whole New Blue

U.S. Housing Industry

fundamentals remain healthy

Demand Environment

- Continued growth in single-family housing starts estimated through 2023
- U.S. Housing inventory remains near historically low levels
- LIRA Index shows strong remodeling activity will continue into 1Q23 due to home price appreciation and rising home equity levels
- Builders' confidence at 77, ~50% above 20-year average
- Mortgage rates have risen to >5% from ~3% at end of 2021

Supply/Cost Environment

- Supply for specialty building products remains constrained
- Increased labor rates and tight labor market
- Higher input costs due to widespread inflation
- Wood-based commodity pricing remains volatile:

Average quarterly prices for framing lumber ($/MBF) and structural panels ($/MSF) *(per RISI)*:


$1,566
$1,003
$987
$1,243
$766
$466
$715
$702
$1,232
$1,244
$981
$956
1Q21
2Q21
3Q21
4Q21
1Q22
2Q22*
Framing Lumber
Structural Panels

* Source: Random Lengths, company analysis; 2Q22 data thru 4/29/22

7

BlueLinx
America's Building Products Distributor

Q1 2022 Financial Review Kelly Janzen, Chief Financial Officer MAY 4, 2022

key metrics First Quarter 2022 Results 9  Net sales grew 27% to $1.3b:  Specialty sales grew 36%  Structural sales up 16%  Gross Margin of 22.3%, up 470 bps  Adjusted EBITDA of $202M:  Up 90% year-over-year  Adjusted EBITDA Margin of 15.5%  Free Cash Flow:  +$26m vs prior year period  Net working capital investment of $181m during Q1 2022:  $157m accounts receivable  $24m net inventory / payables, primarily specialty products Note: All comparisons versus the prior-year period unless otherwise noted; see Appendix for reconciliations for all non-GAAP figures $ millions, except per share data Q1 2021 Q1 2022 Variance Net sales $1,025 $1,302 27% Gross Profit $180 $291 61% Gross Margin % 17.6% 22.3% +470 bps Diluted Earnings Per Share $6.28 $13.19 110% Adjusted EBITDA $107 $202 +90% Adjusted EBITDA % 10.4% 15.5% +510 bps Free Cash Flow ($26) $0 +$26 Net Leverage 2.5x 0.9x (1.6x)

continued significant return on working capital year over year Working Capital 10 Days Sales of Inventory (DSI) Number of Days Operating Working Capital Management(1) Dollars in millions Cash Cycle Days Number of Days(2) • Significant return on working capital, 62% for TTM Q1 2022 • $171m sequential increase in total operating working capital due to timing of accounts receivable and investment in inventory • Higher net sales and price inflation continued to elevate receivables year over year; receivables currency rate of 93% • Inventory build year over year and sequentially due to investment in higher value specialty products • Cash cycle days decreased by 5 days over 4Q21 mainly attributable to lower DSI 58 53 40 43 39 35 48 54 47 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 65 62 48 54 50 45 60 63 58 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 $477 $431 $446 $471 $576 $636 $571 $733 $904 0% 10% 20% 30% 40% 50% 60% 70% $200 $300 $400 $500 $600 $700 $800 $900 $1,000 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 Total Operating Working Capital Return on Working Capital Note: All comparisons versus the prior-year period unless otherwise noted; see Appendix for reconciliations for all non-GAAP figures (1) Operating working capital includes accounts receivable, inventory, accounts payable and cash on hand (2) Cash Cycle Days = Days Sales Outstanding plus Days Sales of Inventory less Days Payable Outstanding strong year-over-year and sequential performance Specialty Products Results 11 $421 $449 $496 $499 $563 $675 $641 $641 $768 16.4% 17.3% 17.4% 17.4% 19.3% 24.4% 23.0% 21.9% 24.0% 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 ($ millions) GM Rate Net sales  Net sales grew 36%, or $205m:  Disciplined, value-based pricing  Demand remained robust and vendor supply remained on allocation, limiting volume growth  Volume shifting to higher value product categories  Gross Profit of $184m, up 70%  Gross margin of 24.0%, up 470 bps:  Disciplined, value-based pricing  Higher margin mix of specialty product sales Q1 year-over-year analysis rigorous inventory management; capitalized on increase in wood-based commodity prices Structural Products Results -13- ($ millions) $241 $250 $375 $367 $463 $633 $330 $331 $534 10.1% 9.3% 19.6% 10.2% 15.5% 13.6% 1.7% 16.1% 20.0% 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 GM Rate 12 Net sales  Net sales grew 16%, or $72m:  Growth driven by increase in wood- based commodity prices:  26% increase in avg. price of lumber  23% increase in avg. price of panels  Volume reduced high-single digits, consistent product mix strategy  Gross Profit of $107m, up 49%  Gross margin of 20.0%, up 450 bps:  Rigorous approach to inventory management  Ability to capitalize on increase in wood-based commodity prices Q1 year-over-year analysis financial position remains strong Debt Structure and Maturity 13  Net leverage of 0.9x  $421m of available liquidity  No material debt maturities in the near term  2022E capital investments ~$30m  Investing in branches  Upgrading fleet of rolling stock  Enhancing digital and technology capabilities  Annual interest run-rate: $40-$50m $350 $300 2022 2023 2024 2025 2026 2027 2028 2029 Debt Maturity Schedule ABL @ ~2% $300m Senior Notes @ 6% Undrawn revolver Note: debt maturity schedule does not include finance lease obligations Total Debt $734 $640 $572 Less Cash on Hand ($13) ($0) ($74) Net Debt $722 $640 $498 $275 $281 $272 $382 $359 $77 $300 1Q20 1Q21 1Q22 Debt Structure Finance Leases Revolver (ABL) Term Loan Senior Notes $734 $640 $572 Note: All comparisons versus the prior-year period unless otherwise noted; see Appendix for reconciliations for all non-GAAP figures ($ millions)

disciplined approach to support future growth and value creation Capital Allocation Framework 14 GUIDING PRINCIPLES  Maintain strong balance sheet and financial stability  INVEST IN BUSINESS through economic cycles  MAINTAIN LONG-TERM NET LEVERAGE at or around 3.0x  ROIC-centered Value Creation = ROIC > WACC X Invested Capital INVEST IN BUSINESS: CAPEX : R&D : ORGANIC GROWTH STRATEGIC ACQUISITIONS SHARE REPURCHASES GROWTH AND MARGIN EXPANSION RETURN TO SHAREHOLDERS FREE CASH FLOWOPERATING CASH FLOW

Executive Summary Dwight Gibson, President and CEO MAY 4, 2022

first quarter 2022 highlights Executive Summary 16 Note: All comparisons versus the prior-year period unless otherwise noted; see Appendix for reconciliations for all non-GAAP figures  Net sales grew 27% to $1.3b:  Specialty product net sales up 36%  Structural product net sales up 16%  Diluted EPS of $13.19, up 110%  Record quarterly adjusted EBITDA and EBITDA margin:  Adjusted EBITDA of $202m, up $96m, or 90%  Adjusted EBITDA margin of 15.5%, up 510 basis points  Net leverage at 0.9x and available liquidity of $421m  $100m share repurchase authorization, up $75m from previous authorization:  $6m completed via open market in Q1 2022  $60m to be executed via accelerated share repurchase (ASR) agreement  Represents just under 10% of average market cap over last twelve months

June 2, 2022 @ NYSE BlueLinx Investor Day 17 Key Focus Areas  Path to North America’s Preeminent, High Value Building Products Distributor  Accelerating Strategic Growth  Driving Productivity through Operational Excellence  Compounding Shareholder Value A Whole New Blue REGISTER to ATTEND

Appendix MAY 4, 2022

Company Overview

America's building products distributor

- BlueLinx is a leading U.S. wholesale distributor of residential and commercial building products across product categories such as engineered wood, siding, millwork, metal building products, lumber, panels and other construction materials
- Supplies more than 15,000 national, regional, and local dealers, specialty distributors, national home centers, and manufactured housing customers
- Stocks products from leading manufacturers, such as Ply Gem, Huber Engineered Woods, Georgia Pacific, James Hardie, Fiberon, Oldcastle APG, Weyerhaeuser and Mill & Timber Products
- 60+ warehouse facilities serving customers across 40 states

HEADQUARTERED
Marietta, Georgia

PRODUCTS
Specialty & Structural

FOUNDED
1954

TEAM
2,000+ Associates

CUSTOMERS
15,000+ accounts

SUPPLIERS
750+ relationships

FACILITIES
60+ locations

2021 NET SALES
$4.3 billion

Net Sales Product Mix
Full Year 2021 (1)


Structural
41%
59%
Specialty

Distribution Channels
Full Year 2021 (2)


Direct
18%
82%
Warehouse and Reload

End Market Mix
Est. Addressable Market Mix (3)


Residential New Construction
Commercial
15%
40%
45%
Residential R&R

Coverage Footprint
Serving 40 U.S. states


Core Coverage Area

Growing specialty mix, balanced end market exposure and well positioned in high value R&R markets and high growth new construction markets

(1) Reflects 2021 product mix of net sales. This product mix reflected significant commodity price inflation during that period and is not representative of a more normalized commodity price environment. Structural Products include lumber, plywood, oriented strand board, rebar and remesh, and other wood products; Specialty products include engineered wood products, moulding, siding (including vinyl products), cedar, metal products (excluding rebar and remesh) and insulation.
(2) Warehouse sales are delivered from our warehouses to our customers. Reload sales are similar to warehouse sales with products shipped from third-party warehouses where we store owned product to enhance operating efficiencies. Direct sales are shipped from the manufacturer to our customer without taking physical possession of the inventory.
(3) Represents management's estimate of end market mix of 2019 addressable building material market served via two-step distribution.

19

BlueLinx America's Building Products Distributor

ESG

increasing focus on ESG

BlueLinx *America's Building Products Distributor*

Key Pillars of ESG Focus

Culture of Safety

- **We continue to build and execute a culture of safety throughout the organization**

Total Recordable Incident Rate (TRIR)



3.48
2.73
2.07
2019
2020
2021

Days Away, Restricted or Transferred (DART)



2.82
1.45
0.78
2019
2020
2021

Diversity & Inclusion

29% *female composition of our Board of Directors*	**14%** *minority composition of our Board of Directors*
14% *female composition of our leadership team*	**43%** *minority composition of our leadership team*

Focus on Environment and Our Communities

- Certain products of ours are certified by the Forest Stewardship Council (FSC); FSC certification ensures products come from responsibly managed forests that provide environmental, social and economic benefits
- BlueLinx monitors its greenhouse gas emissions and is taking actions to reduce its carbon footprint like investing in electric forklifts and more fuel efficient equipment
- BlueLinx supports our core value of teamwork through volunteer efforts on the part of our associates, including food and toy drives, charity walks, and other non-profit initiatives led and driven by our associates
- BlueLinx has associate resource groups that foster inclusivity, while also supporting and encouraging our associates to serve on non-profit boards
- Over the years we have worked with various organizations throughout our geographic footprint to underscore our commitment to the communities where our associates live and work. Examples include Children's Healthcare of Atlanta and Home Builders Foundation

Accountable Governance Practices

- **Separate roles for Chairman and CEO**
- **5 out of 7 Board members are independent**
  - **Audit, nominating and governance, and compensation committees are comprised exclusively of independent members**
- **Annual evaluation of board performance**
- **Stock ownership requirements**
- **Pay-for-performance philosophy**

Note: Leadership team data as of 4/29/2022

20

housing fundamentals remain healthy Single-Family Housing Demand 21 Total U.S. Monthly Single-Family Residential Home Supply Months of inventory(2) NAHB “Builders’ Confidence” Market Index Composite index(4) Builders’ confidence reached a 35-year high in Nov-20 and remains elevated 50-year average 20-year average 20-year average 30 Year Fixed Mortgage Rates As of Apr 2022(3) - 200 400 600 800 1,000 1,200 1,400 1,600 1,800 2,000 20 0 0 20 0 1 20 0 2 20 0 3 20 0 4 20 0 5 20 0 6 20 0 7 20 0 8 20 0 9 20 10 20 11 20 12 20 13 20 14 20 15 20 16 20 17 20 18 20 19 20 20 20 21 20 22 E 20 23 E 20 24 E 20 25 E Total U.S. Single Family Housing Starts (SFHS) Housing starts in thousands(1) 0 2 4 6 8 10 12 14 20 0 0 20 0 1 20 0 2 20 0 3 20 0 4 20 0 5 20 0 6 20 0 7 20 0 8 20 0 9 20 10 20 11 20 12 20 13 20 14 20 15 20 16 20 17 20 18 20 19 20 20 20 21 20 22 0 10 20 30 40 50 60 70 80 90 100 20 0 0 20 0 1 20 0 2 20 0 3 20 0 4 20 0 5 20 0 6 20 0 7 20 0 8 20 0 9 20 10 20 11 20 12 20 13 20 14 20 15 20 16 20 17 20 18 20 19 20 20 20 21 20 22 16.6% 3.0% 4.8% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% 18.0% 19 8 0 19 8 2 19 8 4 19 8 6 19 8 8 19 9 0 19 9 2 19 9 4 19 9 6 19 9 8 20 0 0 20 0 2 20 0 4 20 0 6 20 0 8 20 10 20 12 20 14 20 16 20 18 20 20 20 22 P 20 24 P 40-year average • 2022 SFHS forecasted to increase 8% compared to 2021; continued growth expected through 2023(1) • Builders’ Confidence remains elevated at 77 in April • Average U.S. home prices currently ~20% higher than a year ago; low double-digit percent growth predicted for full year 2022(1) • Mortgage rates continue to rise 2022 SFHS annual estimate ~29% below the prior cyclical peak achieved in 2005 (1) Source: Historical data is U.S. Census Bureau; Forecast: John Burns Real Estate Consulting, LLC subject limitations and disclaimers – not for redistribution (2) Source: U.S. Census Bureau. The months' supply is the ratio of houses for sale to houses sold. This statistic provides an indication of the size of the for-sale inventory in relation to the number of houses currently being sold. The months' supply indicates how long the current for-sale inventory would last given the current sales rate if no additional new houses were built. (3) Source: Historical data is Freddie Mac; Forecast: John Burns Real Estate Consulting, LLC subject limitations and disclaimers – not for redistribution. (4) Source: NAHB. The NAHB Housing Market Index (HMI) is based on a monthly survey of NAHB members designed to take the pulse of the single-family housing market. The survey asks respondents to rate market conditions for the sale of new homes at the present time and in the next six months as well as the traffic of prospective buyers of new homes.

elevated Repair & Remodel activity continues with spending predicted to strengthen in 2022 Residential Repair & Remodel Activity 22 U.S. Private Residential Construction Put-In-Place (CPP) Dollars in millions(2) LIRA Remodeling Activity Index TTM Moving Total - Dollars in billions(3) Total Installed Base of U.S. Homes, Including Renter and Owner-Occupied Homes Homes in millions(1) $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 $500 1Q 0 0 1Q 0 1 1Q 0 2 1Q 0 3 1Q 0 4 1Q 0 5 1Q 0 6 1Q 0 7 1Q 0 8 1Q 0 9 1Q 10 1Q 11 1Q 12 1Q 13 1Q 14 1Q 15 1Q 16 1Q 17 1Q 18 1Q 19 1Q 20 1Q 21 1Q 22 1Q 23 (P ) • Annual U.S. Homes installed base forecast expects continued increases through 2025; positive trends for both residential construction and repair and remodel end markets • LIRA remodeling activity expected to further increase through 1Q23 • An aging U.S. housing stock and rising home equity levels coupled with increased time spent in home fueling DIY activity 116 117 117 118 118 119 120 121 122 123 124 125 126 127 128 129 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 20 0 2 20 0 3 20 0 4 20 0 5 20 0 6 20 0 7 20 0 8 20 0 9 20 10 20 11 20 12 20 13 20 14 20 15 20 16 20 17 20 18 20 19 20 20 20 21 20 22 (1) Source: HIRL Research; updated annually; last report from 2021 (2) Source: Historical data is from the U.S. Census Bureau; The Value of Construction Put in Place Survey (VIP) provides monthly estimates of the total dollar value of construction work done in the U.S. The survey covers construction work done each month on new structures or improvements to existing structures for private and public sectors. (3) Source: Joint Center for Housing Studies at Harvard University. The Leading Indicator of Remodeling Activity (LIRA) provides a short-term outlook of national home improvement and repair spending to owner-occupied homes. The indicator, measured as an annual rate-of-change of its components, is designed to project the annual rate of change in spending for the current quarter and subsequent four quarters, and is intended to help identify future turning points in the business cycle of the home improvement and repair industry.

wood-based commodity markets continue to experience volatility in 2022 Wood-Based Commodity Price Trends 23 Framing Lumber Composite Index As of April 2022(1) Structural Panel Composite Index As of April 2022(2) • Prices rose throughout 1Q22; lumber and panels prices averaging ~$1,244/MBF and ~$1,232/MSF • As of 4/29/22, average Apr-22 pricing was $956/MBF for lumber and $981/MSF for panels • Apr-22 average lumber and panels pricing is lower than 1Q22 average pricing by 23% and 20%, respectively - 200 400 600 800 1,000 1,200 1,400 1,600 Ja n -1 5 M ar -1 5 M ay -1 5 Ju l- 15 S ep -1 5 N o v- 15 Ja n -1 6 M ar -1 6 M ay -1 6 Ju l- 16 S ep -1 6 N o v- 16 Ja n -1 7 M ar -1 7 M ay -1 7 Ju l- 17 S ep -1 7 N o v- 17 Ja n -1 8 M ar -1 8 M ay -1 8 Ju l- 18 S ep -1 8 N o v- 18 Ja n -1 9 M ar -1 9 M ay -1 9 Ju l- 19 S ep -1 9 N o v- 19 Ja n -2 0 M ar -2 0 M ay -2 0 Ju l- 20 S ep -2 0 N o v- 20 Ja n -2 1 M ar -2 1 M ay -2 1 Ju l- 21 S ep -2 1 N o v- 21 Ja n -2 2 M ar -2 2 Index Price TTM Avg. Index Price - 200 400 600 800 1,000 1,200 1,400 1,600 1,800 Ja n -1 5 M ar -1 5 M ay -1 5 Ju l- 15 S ep -1 5 N o v- 15 Ja n -1 6 M ar -1 6 M ay -1 6 Ju l- 16 S ep -1 6 N o v- 16 Ja n -1 7 M ar -1 7 M ay -1 7 Ju l- 17 S ep -1 7 N o v- 17 Ja n -1 8 M ar -1 8 M ay -1 8 Ju l- 18 S ep -1 8 N o v- 18 Ja n -1 9 M ar -1 9 M ay -1 9 Ju l- 19 S ep -1 9 N o v- 19 Ja n -2 0 M ar -2 0 M ay -2 0 Ju l- 20 S ep -2 0 N o v- 20 Ja n -2 1 M ar -2 1 M ay -2 1 Ju l- 21 S ep -2 1 N o v- 21 Ja n -2 2 M ar -2 2 Index Price TTM Avg. Index Price Apr-22 framing lumber prices are 65% higher than the 5-year average and 7% above the TTM rolling average Apr-22 structural panel prices are 60% above the 5-year average and 5% below to the TTM rolling average (1) Source: Random Lengths, company analysis; Apr-22 data thru 4/29/22 (2) Source: Random Lengths; company analysis; Apr-22 data thru 4/29/22

24 BlueLinx reports its financial results in accordance with GAAP. The Company also believes that presentation of certain non-GAAP measures may be useful to investors and may provide a more complete understanding of the factors and trends affecting the business than using reported GAAP results alone. Any non-GAAP measures used herein are reconciled to their most directly comparable GAAP measures herein or in the financial tables accompanying this news release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Adjusted EBITDA and Adjusted EBITDA Margin. BlueLinx defines Adjusted EBITDA as an amount equal to net income (loss) plus interest expense and all interest expense related items, income taxes, depreciation and amortization, and further adjusted for certain non-cash items and other special items, including compensation expense from share based compensation, one-time charges associated with the legal, consulting, and professional fees related to our merger and acquisition activities, gains or losses on sales of properties, amortization of deferred gains on real estate, and expense associated with our restructuring activities, such as severance, in addition to other significant and/or one-time, nonrecurring, non-operating items The Company presents Adjusted EBITDA because it is a primary measure used by management to evaluate operating performance. Management believes this metric helps to enhance investors’ overall understanding of the financial performance and cash flows of the business. Management also believes Adjusted EBITDA is helpful in highlighting operating trends. Adjusted EBITDA is frequently used by securities analysts, investors, and other interested parties in their evaluation of companies, many of which present an Adjusted EBITDA measure when reporting their results. We determine our Adjusted EBITDA Margin, which we sometimes refer to as our Adjusted EBITDA as a percentage of net sales, by dividing our Adjusted EBITDA for the applicable period by our net sales for the applicable period. We believe that this ratio is useful to investors because it more clearly defines the quality of earnings and operational efficiency of translating sales to profitability. Our Adjusted EBITDA and Adjusted EBITDA Margin are not presentations made in accordance with GAAP and are not intended to present superior measures of our financial condition from those measures determined under GAAP. Adjusted EBITDA and Adjusted EBITDA Margin, as used herein, are not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. These non-GAAP measures are reconciled in the “Reconciliation of Non-GAAP Measurements” table later in this release. Free Cash Flow. BlueLinx defines free cash flow as net cash provided by operating activities less total capital expenditures. Free cash flow is a measure used by management to assess our financial performance, and we believe it is useful for investors because it relates the operating cash flow of the company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures that can be used for, among other things, investment in our business, strengthening our balance sheet, and repayment of our debt obligations. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. Free cash flow is not a presentation made in accordance with GAAP and is not intended to present a superior measure of financial condition from those determined under GAAP. Free cash flow, as used herein, is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. This non-GAAP measure is reconciled in the “Reconciliation of Non-GAAP Measurements” table later in this release. Net Debt and Net Leverage Ratio. BlueLinx calculates net debt as its total short- and long-term debt, including outstanding balances under our term loan and revolving credit facility and the total amount of its obligations under financing leases, less cash and cash equivalents. We believe that net debt is useful to investors because our management reviews our net debt as part of its management of overall liquidity, financial flexibility, capital structure and leverage, and creditors and credit analysts monitor our net debt as part of their assessments of our business. We determine our overall net leverage ratio by dividing our net debt by trailing twelve-month Adjusted EBITDA. We believe that this ratio is useful to investors because it is an indicator of our ability to meet our future financial obligations. In addition, the ratio is a measure that is frequently used by investors and creditors. Our net debt and overall net leverage ratio are not presentations made in accordance with GAAP and are not intended to present a superior measure of our financial condition from measures and ratios determined under GAAP. In addition, our net debt and overall net leverage ratio, as used herein, are not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. This non-GAAP measure is reconciled in the “Reconciliation of Non-GAAP Measurements” table later in this presentation. Non-GAAP Measures

Non-GAAP Reconciliation 25 Net income (loss) $ 133,409 $ 61,860 Adjustments: Depreciation and amortization 6,746 7,465 Interest expense, net 11,293 10,443 Adjustment to debt issuance cost associated with term loan(1) - 5,791 Provision for income taxes 47,322 21,746 Share-based compensation expense 2,162 1,410 Amortization of deferred gain on real estate (984) (984) Gain from sales of property(1) - (1,287) Restructuring and other (1) 2,338 113 Adjusted EBITDA $ 202,286 $ 106,557 Quarter Ended March 2022 March 2021 (1) Reflects non-recurring items of approximately $2.3 million in beneficial items to the current quarter and approximately $4.6 million in beneficial items to the same quarterly period of the prior year. (2) Reflects costs related to our restructuring efforts, such as severance, and other one-time non-operating items.

Non-GAAP Reconciliation

	Quarter Ended					
	March 2022	December 2021	September 2021	June 2021	March 2021	December 2020
			(In thousands)			
Net income (loss)	$ 133,409	$ 73,620	$ 47,198	$ 113,458	$ 61,860	$ 19,858
Adjustments:						
Depreciation and amortization	6,746	6,763	6,884	7,080	7,465	7,116
Interest expense, net	11,293	10,213	8,313	9,143	10,443	10,723
Adjustment to debt issuance cost associated with term loan/revolver[1]	-	1,603	-	-	5,791	-
Provision for income taxes	47,322	24,857	16,232	34,908	21,746	(15)
Share-based compensation expense	2,162	1,580	1,608	1,992	1,410	3,077
Amortization of deferred gain on real estate	(984)	(985)	(984)	(984)	(984)	(1,057)
Gain from sales of property[1]	-	(7,140)	-	-	(1,287)	(1,320)
Real estate financing costs[1]	-	-	-	-	-	-
Merger and acquisition costs [1][2]	-	-	214	-	-	106
Restructuring and other [1]	2,338	1,460	(391)	872	113	58
Adjusted EBITDA	**$ 202,286**	**$ 111,971**	**$ 79,074**	**$ 166,469**	**$ 106,557**	**$ 38,546**
Net Sales	$ 1,302,305	$ 972,954	$ 970,842	$ 1,307,913	$ 1,025,469	$ 865,419
Adjusted EBITDA	202,286	111,971	79,074	166,469	106,557	38,546
Adjusted EBITDA Margin	**15.5%**	**11.5%**	**8.1%**	**12.7%**	**10.4%**	**4.5%**

[1] Reflects non-recurring items of approximately $2.3 million in beneficial items to the current quarter and approximately $4.6 million in beneficial items to the same quarterly period of the prior year.

[2] Reflects costs related to our restructuring efforts, such as severance, and other one-time non-operating items.

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BlueLinx America's Building Products Distributor

Non-GAAP Reconciliation

	Trailing Twelve Months for the Quarter Ended (In thousands)											
	March 2022	December 2021	September 2021	June 2021	March 2021	December 2020	September 2020	June 2020	March 2020	December 2019	September 2019	June 2019
Net income (loss)	$ 367,685	$ 296,133	$ 242,374	$ 250,292	$ 143,529	$ 80,882	$ 50,829	$ (11,330)	$ (11,724)	$ (17,656)	$ (23,633)	$ (26,486)
Adjustments:												
Depreciation and amortization	27,473	28,192	28,546	28,748	28,731	28,901	29,609	30,099	30,539	30,232	30,057	30,548
Interest expense, net	38,962	38,113	38,621	41,085	43,477	47,414	50,382	53,015	55,197	54,218	53,881	53,745
Term loan/Revolver debt issuance costs[1]	1,603	7,394	5,791	5,791	5,791	-	-	-	-	-	-	-
Provision for income taxes	123,319	97,743	72,872	72,441	40,971	14,199	10,193	(5,365)	(6,453)	(3,952)	(4,200)	(11,732)
Share-based compensation expense	7,342	6,590	8,087	7,536	6,398	5,992	3,012	3,109	2,890	2,592	3,097	3,649
Amortization of deferred gain on real estate	(3,937)	(3,935)	(4,009)	(4,009)	(4,009)	(4,008)	(3,940)	(4,027)	(3,994)	(3,960)	(4,273)	(4,502)
Gain from sales of property[1]	(7,140)	(8,427)	(2,607)	(11,291)	(11,291)	(10,529)	(12,493)	(3,847)	(13,607)	(13,082)	(9,798)	(9,760)
Real estate financing costs[1]	-	-	-	-	-	1,793	1,793	1,793	1,793	-	-	-
Merger and acquisition costs [1][2]	214	214	320	245	854	1,924	4,788	7,131	10,715	14,224	17,674	19,017
Restructuring and other [1]	4,278	2,054	652	1,515	2,637	3,826	8,602	10,386	9,342	8,814	4,489	10,455
Adjusted EBITDA	**$ 559,799**	**$ 464,071**	**$ 390,647**	**$ 392,353**	**$ 257,088**	**$ 170,394**	**$ 142,775**	**$ 80,964**	**$ 74,698**	**$ 71,430**	**$ 67,294**	**$ 64,934**

[1] Reflects non-recurring items of approximately $2.3 million and $4.6 million of non-beneficial items to the quarterly periods of the current and prior year, respectively. For the year-to-date periods, reflects non-recurring items of approximately $5 million and $6 million of non-beneficial items, respectively. For more details on the portions of these TTM results reported which are non-recurring in the current quarter, please consult our press release.

[2] Reflects primarily legal, professional and other integration costs related to the Cedar Creek acquisition.

[3] Reflects costs related to our restructuring efforts, such as severance, net of other one-time non-operating items. For the purposes of this presentation, items may be collapsed into this or other categories where they were presented seperately in other presentations such as our press release. Items which may be collapsed include, but are not limited to, pension settlement and withdrawal costs and inventory step-up adjustments, among others.

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BlueLinx
America's Building Products Distributor

Non-GAAP Reconciliation 28 Net cash provided (used) by Operations(1) Property and equipment investments (2,509) (8,991) (2,524) Free Cash Flow $ (272) $ 9,173 $ 101,734 $ 45,388 $ (25,687) $ (21,123) $ 61,304 $ 71,581 $ (60,432) $ 25,849 $ 13,889 $ 4,711 (561) December 2021 $ 18,164 December 2019 September 2019 June 2019 $ 61,495 $ 72,088 $ (59,187) December 2020 $ (19,377) September 2020 June 2020 March 2020 (1) Net cash provided (used) by Operations includes items contained within the current presentation of our statement of cash flows for all periods presented and may differ from past presentations. Please consult our Form 10-Q for more information on presentation of items within our consolidated statements of cash flows. (191) (507) (1,245) (1,470) (1,537)(1,746)(1,778) (1,122) March 2022 $ 2,237 Free Cash Flow for the Quarter Ended September 2021 $ 104,258 $ 27,319 June 2021 $ 47,166 March 2021 $ (24,565) (In thousands) $ 15,426 $ 5,272

Non-GAAP Reconciliation

Net Debt and Net Leverage Ratio for the Trailing Twelve Months for the Quarter Ended (In thousands)

	March 2022	December 2021	September 2021	June 2021	March 2021	December 2020	September 2020	June 2020	March 2020	December 2019	September 2019	June 2019
Current maturities of long-term debt, gross of debt issuance costs	$ -	$ -	$ -	$ -	$ -	$ 1,245	$ 1,609	$ 2,250	$ 2,250	$ 2,250	$ 1,864	$ 1,491
Finance lease liabilities - short term	7,264	7,864	5,606	6,379	7,459	5,675	5,469	5,958	5,924	6,385	8,373	8,166
Long-term debt, gross of debt issuance costs	300,000	300,000	223,149	320,410	358,514	330,206	319,179	388,795	456,798	470,920	500,178	514,850
Finance lease liabiities - long-term[(1)]	264,676	266,853	271,314	272,817	273,815	267,433	267,753	266,622	269,192	191,525	199,983	188,938
Total Long-Term Debt	$ 571,940	$ 574,717	$ 500,069	$ 599,606	$ 639,788	$ 604,559	$ 594,010	$ 663,625	$ 734,164	$ 671,080	$ 710,398	$ 713,445
Less: Available Cash	74,438	85,203	186	179	179	82	10,154	11,530	12,558	11,643	12,847	12,662
Net Debt	**$ 497,502**	**$ 489,514**	**$ 499,883**	**$ 599,427**	**$ 639,609**	**$ 604,477**	**$ 583,856**	**$ 652,095**	**$ 721,606**	**$ 659,437**	**$ 697,551**	**$ 700,783**
Trailing Twelve Month Adjusted EBITDA	559,799	464,071	390,647	392,353	257,088	170,394	142,775	80,964	74,698	71,430	67,294	64,934
Net Leverage Ratio	**0.9x**	**1.1x**	**1.3x**	**1.5x**	**2.5x**	**3.5x**	**4.1x**	**8.1x**	**9.7x**	**9.2x**	**10.4x**	**10.8x**

[(1)] Finance lease liabilities - long-term include the combination of finance lease liabilities, long-term, and real estate finance obligations in those periods when real estate finance obligations were presented.

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BlueLinx America's Building Products Distributor